UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 27, 2014

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01  Other Events.

On August 27, 2014, we received a new reserve report from Wright & Company, Inc. estimating the proved and unproved reserves and associated cash flow and economics from our properties in the Hunton Play in Central Oklahoma.  The effective date of the report is July 1, 2014.  The following is a summary of the results of the evaluation:

Torchlight Energy Resources, Inc. SEC Parameters	Proved Developed Producing (PDP)	Proved Undeveloped (PUD)	Total Proved (PDP & PUD)	Unproved Probable (PROB)
Net Reserves to the
Evaluated Interests
Oil, Mbbl:	166.791	782.680	949.471	1,233.133
Gas, MMcf:	749.168	3,611.038	4,360.206	6,414.234
Oil Equivalent, MBOE:	291.652	1,384.520	1,676.172	2,302.172
(6 Mcf = 1 BOE)

Cash Flow (BTAX), M$
Undiscounted:	14,226.449	50,300.914	64,527.363	71,279.570
Discounted at 10%
Per Annum:	9,515.138	24,820.377	34,335.512	33,989.516
Please note numbers in table may not add due to rounding techniques in the ARIES™ petroleum software program.

The foregoing summary is qualified in its entirety by reference to the reserve report, which is included as Exhibit 99.1 attached hereto.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1
Evaluation of Oil and Gas Reserves to the Interests of Torchlight Energy Resources, Inc., In Certain Properties Located in Oklahoma, Pursuant to the Requirements of the Securities and Exchange Commission, Effective July 1, 2014, Job 14.1619, and dated August 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: September 3, 2014	By: /s/ John Brda
John Brda
President